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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our reports dated January 12, 2004 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

        1.      Registration Statement on Form S-8 (Registration No. 33-79338)

        2.      Registration Statement on Form S-8 (Registration No. 33-79340)

        3.      Registration Statement on Form S-8 (Registration No. 33-92128)

        4.      Registration Statement on Form S-8 (Registration No. 333-56350)

        5.      Registration Statement on Form S-8 (Registration No. 333-56346)

        6.      Registration Statement on Form S-8 (Registration No. 333-101621)



/S/ PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
March 12, 2004